SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2011

Global Traffic Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51838	33-1117834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 896-1255

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on August 2, 2011, Global Traffic Network, Inc. (the “Company”), a Nevada corporation, entered into the Agreement and Plan of Merger (the “Merger Agreement”) with GTCR Gridlock Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“Parent”) acting by its general partner, GTCR Gridlock Partners, Ltd., a Cayman Islands limited company, GTCR Gridlock Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“U.S. Parent”), and GTCR Gridlock Acquisition Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of U.S. Parent (the “Purchaser”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Purchaser commenced a tender offer (the “Tender Offer”) to purchase all of the issued and outstanding shares of common stock of the Company (the “Shares”) for $14.00 per share, payable to the seller in cash, without interest, subject to any withholding of taxes required by applicable law (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 9, 2011 (as amended to date, the “Offer to Purchase”), and in the related Letter of Transmittal.

The Tender Offer expired at 5:00 p.m., New York time, on Friday, September 23, 2011. Based on information provided by the Depositary for the Tender Offer, 14,123,677 Shares were validly tendered and not properly withdrawn, which was sufficient to satisfy the minimum tender condition of the Tender Offer, as described more fully in the Offer to Purchase. The Purchaser has accepted for payment all Shares tendered pursuant to the Tender Offer.

In accordance with the terms of the Merger Agreement, on September 28, 2011, the Purchaser was merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of U.S. Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent and its direct and indirect subsidiaries, and the Company) was automatically converted, on the terms and conditions set forth in the Merger Agreement, into the right to receive the Offer Price.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, subsequent to the Purchaser’s acceptance of Shares for payment in the Tender Offer and the satisfaction of the conditions to the Merger, and prior to the completion of the Merger, the Company completed certain restructuring transactions that were designed to enhance the business and internal organizational efficiency of the Company (the “Restructuring Transactions”). In connection with the Restructuring Transactions, the Company sold to Parent, and Parent purchased from the Company, all of the outstanding shares of capital stock or other equity interests of each of (i) Global Traffic Canada, Inc., an Alberta unlimited liability corporation, (ii) Global Traffic Network (UK) Limited, a private company limited by shares incorporated in England and Wales and (iii) Global Alert Network, Inc., a Nevada corporation. In addition, each of the Company and Parent effected certain other restructuring transactions in accordance with the terms of the Merger Agreement. The Restructuring Transactions also included the payment of intercompany dividends, contribution of certain assets from the Company to its subsidiaries and completion of other internal restructuring transactions.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms and conditions of the Merger Agreement, on September 28, 2011, the Purchaser was merged with and into the Company, in accordance with the Nevada Revised Statutes 92A.180 , which allows the completion of the Merger without a meeting of the shareholders of the Company, with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of U.S. Parent.

On September 28, 2011, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (the “Nasdaq”) of its intent to remove the Shares from listing on the Nasdaq and requested that the Nasdaq file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister the Shares. The Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 28, 2011, pursuant to the terms of the Merger Agreement, the Purchaser exercised its “top-up” option (the “Top-Up Option”) to purchase newly issued Shares directly from the Company in an amount sufficient to increase its record ownership to more than 90% of the outstanding Shares, as of September 28, 2011. Accordingly, on September 28, 2011 the Company issued 33,263,741 Shares (the “Top-Up Shares”) to the Purchaser at the Offer Price, with an aggregate purchase price of $465,692,374. The Purchaser paid the purchase price for the Top-Up Shares in full by delivery of $33,263.74 in cash and a promissory note having a principal amount equal to the balance of the aggregate purchase price for the Top-Up Shares. The promissory note bears interest at the Prime Rate as reported in the Wall Street Journal and is due on September 28, 2012.

The Company offered and sold the Top-Up Shares without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

As a result of the consummation of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time of the Merger was cancelled and converted into the right to receive $14.00 per Share (the “Merger Consideration”), net to the seller in cash, without interest and less any applicable withholding taxes, and the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

Upon the Effective Time, the Company became a wholly-owned subsidiary of U.S. Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total consideration payable to shareholders as a result of the change of control transaction (including the Merger Consideration) was approximately $259 million. The Purchaser funded such consideration through funds committed by its affiliates, GTCR Fund X/A AIV, L.P. and GTCR Fund X/C AIV, L.P., as well as funds borrowed from a third party pursuant to a loan authorization agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each of the members of the Company’s board of directors prior to the Effective Time (other than William L. Yde, III) voluntarily resigned from the Company’s board of directors effective as of the Effective Time on September 28, 2011. Pursuant to the terms of the Merger Agreement, on September 28, 2011, each of the members of the Purchaser’s board of directors immediately prior to the Effective Time became a member of the Company’s board of directors following the Effective Time. The new members of the Company’s board of directors are Mark M. Anderson, Craig A. Bondy, Phillip Canfield, Lawrence C. Fey and Collin E. Roche.

Item 8.01	Other Events.

On September 28, 2011, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated September 28, 2011.

[signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TRAFFIC NETWORK, INC.

Date: September 28, 2011

	By:	/s/ Scott E. Cody
	Name:	Scott E. Cody
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release, dated September 28, 2011.